SHAREHOLDER' VOTING RIGHTS PROXY AGREEMENT

AMONG

BEIJING EZAGOO SHOPPING HOLDING LIMITED

RUIYIN (SHENZHEN) FINANCIAL LEASING LIMITED

CHANGSHA EZAGOO TECHNOLOGY LIMITED

AND

HUNAN EZAGOO ZHICHENG INTERNET TECHNOLOGY LIMITED

JULY 20, 2018

SHAREHOLDER' VOTING RIGHTS PROXY AGREEMENT

This SHAREHOLDER' VOTING RIGHTS PROXY AGREEMENT (this "AGREEMENT") is entered into in China as of JULY 20, 2018 by and among the following Parties:

(1)	BEIJING EZAGOO SHOPPING HOLDING LIMITED (“BESH”)

ADDRESS: ROOM 308, FLOOR 3, BUILDING 3, NO. 46, DONGSIXI AVENUE, DONGCHENG DISTRICT, BEIJING CIT

UNIFIED SOCIAL CREDIT CODE: 91110116339693336B

(2)	RUIYIN (SHENZHEN) FINANCIAL LEASING LIMITED (“RFLL”)

ADDRESS: ROOM 201, BUILDING A, NO. 1, QIANWANYI ROAD, SHENGANG COOPERATIVE DISTRICT, QIANHAI, SHENZHEN CITY

UNIFIED SOCIAL CREDIT CODE: 91440300MA5DFU2A6H

(3) CHANGSHA EZAGOO TECHNOLOGY LIMITED (“CETL”)

REGISTERED ADDRESS: ROOM 201, BUILDING 5, NANFENG SHIGUANGYUAN, NO.168 TONGZIPO WEST ROAD, YUELU DISTRICT, CHANGSHA, HUNAN 410205, CHINA

UNIFIED SOCIAL CREDIT CODE: 91430100MA4PQE488X

(4)	HUNAN EZAGOO ZHICHENG INTERNET TECHNOLOGY LIMITED ("HEZL")

REGISTERED ADDRESS: YIJIAREN BUSINESS HOTEL NO. 168, UNIFIED SOCIAL CREDIT CODE:

TONGZIPO WEST ROAD, YUELE DISTRICT, CHANGSHA, HUNAN 410205, CHINA

UNIFIED SOCIAL CREDIT CODE: 91430100395212760W

(The above parties shall hereinafter be individually referred to as a "PARTY" and collectively, "PARTIES". BESH and RFLL shall hereinafter be individually referred to as a "SHAREHOLDER".)

WHEREAS:

1.    As of the date of this Agreement, BEIJING EZAGOO SHOPPING HOLDING LIMITED and RUIYIN (SHENZHEN) FINANCIAL LEASING LIMITED are the enrolled Shareholder of HEZL, legally holding all the equity in HEZL, of which, BEIJING EZAGOO SHOPPING HOLDING LIMITED holding 80% interest, RUIYIN (SHENZHEN) FINANCIAL LEASING LIMITED holding 20%.

2.  The Shareholder intends to severally entrust the individual designated by ZATL with the exercises of his voting rights in HEZL while ZATL is willing to designate such an individual.

The Parties hereby have reached the following agreement upon friendly consultations:

ARTICLE 1 VOTING RIGHTS ENTRUSTMENT

1.1 The Shareholder hereby irrevocably undertake to sign the Entrustment Letter after execution of the Agreement to entrust the personnel designated by ZATL ("TRUSTEES") then to exercise the following rights enjoyed by them as Shareholder of HEZL in accordance with the then effective articles of association of HEZL (collectively, the "ENTRUSTED RIGHTS"):

(1)  Proposing to convene and attending Shareholder' meetings of HEZL as proxy of the Shareholder according to the articles of association of ZATL;

(2)  Exercising voting rights as proxy of the Shareholder, on issues discussed and resolved by the Shareholder' meeting of HEZL, including but not limited to the appointment and election for the directors, general manager and other senior management personnel of HEZL.

The above authorization and entrustment is granted subject to the status of trustees as Chinese citizens and the approval by ZATL. Upon and only upon written notice of dismissing and replacing Trustee(s) given by ZATL to the Shareholder, the Shareholder shall promptly entrust another Chinese citizen then designated by ZATL to exercise the above Entrusted Rights, and once new entrustment is made, the original entrustment shall be replaced; the Shareholder shall not cancel the authorization and entrustment of the Trustee(s) otherwise.

1.2 The Trustees shall perform the entrusted obligation within the scope of entrustment in due care and prudence and in compliance with laws; the Shareholder acknowledge and assume relevant liabilities for any legal consequences of the Trustees' exercise of the foregoing Entrusted Rights.

1.3 The Shareholder hereby acknowledge that the Trustees are not required to seek advice from the Shareholder prior to their respective exercise of the foregoing Entrusted Rights. However, the Trustees shall inform the Shareholder in a timely manner of any resolution or proposal on convening interim Shareholder' meeting after such resolution or proposal is made.

ARTICLE 2 RIGHT TO INFORMATION

2.1 For the purpose of exercising the Entrusted Rights under this Agreement, the Trustees are entitled to know the information with regard to HEZL 's operation, business, clients, finance, staff, etc., and shall have access to relevant materials of HEZL. HEZL shall adequately cooperate with the Trustees in this regard.

ARTICLE 3 EXERCISE OF ENTRUSTED RIGHTS

3.1 The Shareholder will provide adequate assistance to the exercise of the Entrusted Rights by the Trustees, including execution of the resolutions of the Shareholder' meeting of HEZL or other pertinent legal documents made by the Trustee when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.2 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for any reason except for default of any Shareholder or HEZL, the Parties shall immediately seek a most similar substitute for the unenforceable provision and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

ARTICLE 4 EXEMPTION AND COMPENSATION

4.1 The Parties acknowledge that ZATL shall not be requested to be liable for or compensate (monetary or otherwise) other Parties or any third party due to exercise of Entrusted Rights by the Trustees designated by ZATL under this Agreement.

4.2 HEZL and the Shareholder agree to compensate ZATL for and hold it harmless against all losses incurred or likely to be incurred by it due to exercise of the Entrusted Rights by the Trustees designated by ZATL, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities.

However, the Shareholder and HEZL will not compensate for losses incurred due to willful misconduct or gross negligence of ZATL.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1 The Shareholder hereby represents and warrants that:

5.1.1 The Shareholder is a Malaysian citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2 The Shareholder has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction referred to herein and to be executed by them. They have full right and authorization with respect to consummate the transaction referred to herein.

5.1.3 This Agreement shall be executed and delivered by the Shareholder lawfully and properly. This Agreement constitutes the legal and binding obligations on his and is enforceable on his in accordance with its terms and conditions hereof

5.1.4 The Shareholder is enrolled and legal Shareholder of HEZL as of the effective date of this Agreement, and except the rights created by this Agreement, the Call Option Agreement entered into by ZATL, HEZL and his on JULY 20, 2018(the "CALL OPTION AGREEMENT"), as well as the Equity Pledge Agreement entered into by ZATL and HEZL and his on JULY 20, 2018 (the "EQUITY PLEDGE AGREEMENT"), there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of HEZL.

5.1.5 Considering the fact that according to Equity Pledge Agreement, considering the fact that Shareholder will set aside all the equity interest held thereby in relevant HEZL as security to secure the performance by his of his obligations under the Call Option Agreement entered into between his and ZATL as of SEPTEMBER 12 ,2016, Shareholder undertakes to make full and due performance of the obligations under Call Option Agreement during the valid term of this Agreement, and she will not be in conflict with any stipulation under Call Option Agreement, which are likely to have impact on the exercise of the Entrusted Rights the Trustees under this Agreement.

5.1.6 Considering the facts that the HEZL entered into the Management Services Agreement (the "SERVICE AGREEMENT") on JULY 20, 2018with ZATL, the Call Option Agreement with ZATL and the Shareholder on SEPTEMBER 12, 2016, and that the Shareholder of HEZL will set aside all equity interest held thereby in HEZL as security to secure the performance of the contractual obligations under the above two agreements by HEZL, the Shareholder undertakes to, during the valid term of this Agreement, procure the full and due performance of HEZL of any and all its obligations under the Service Agreement, the Call Option Agreement, and warrants that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Management Services Agreement, Call Option Agreement by HEZL.

5.2 ZATL (excluding the person designated by it) hereby represents and warrants that:

5.2.1 it is a company with limited liability properly registered and legally existing under the laws of Hong Kong, with an independent corporate legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.2.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3 HEZL hereby represents and warrants that:

5.3.1 it is a company with limited liability properly registered and legally existing under laws of China, with an independent legal person status, and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

5.3.2 it has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3.3 the Shareholder are enrolled Shareholder as of the effective date of this Agreement, legally holding the equity interest in it. Except rights created by this Agreement, the Equity Pledge Agreement and the Call Option Agreement, there exists no third party right on the Entrusted Rights. Pursuant to this Agreement, the Trustees may fully and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of HEZL.

5.3.4 Considering the fact that the Shareholder of HEZL will set aside all the equity interest held thereby in HEZL as security to secure the performance of the contractual obligations by HEZL under the Management Services Agreement, the Call Option Agreement, HEZL undertakes to, during the valid term of this Agreement, make full and due performance of any and all obligations under the Management Services Agreement, the Call Option Agreement, and warrants that no adverse impact on the exercise of the Entrusted Rights hereunder by the Trustees will be incurred due to the breach of the Management Services Agreement, the Call Option Agreement by HEZL.

ARTICLE 6 TERM OF AGREEMENT

6.1 This Agreement takes effect from the date of due execution of all the Parties hereto, with the valid term of ten (10) years, unless terminated in advance by written agreement of all the Parties or according to Article 8.1 of this Agreement. This Agreement shall automatically renew for another one (1) year when the term (whether original or extended, if applicable) of this Agreement is due, unless ZATL gives a thirty (30) days notice in writing to the other Parties of the cancellation of such renewal.

6.2 In case that the Shareholder transfers all of the equity interest held by it in HEZL with prior consent of ZATL, such Shareholder shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this Agreement shall not be adversely affected thereby.

ARTICLE 7 NOTICE

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five (5) days have elapsed after posting the same if posted by mail.

ARTICLE 8 DEFAULT LIABILITY

8.1 The Parties agree and confirm that, if any of the Parties (the "DEFAULTING PARTY") breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (a "DEFAULT"). In such event any of the other Parties without default (a "NON-DEFAULTING PARTY") who incurs losses arising from such a Default shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then the relevant Non-defaulting Party shall be entitled to choose at its discretion to (1) terminate this Agreement and require the Defaulting Party to indemnify all damages, or (2) require specific performance by the Defaulting Party of this Agreement and indemnification against all damages.

8.2 Without limiting the generality of Article 8.1 above, any breach by any Shareholder of the Call Option Agreement or Equity Pledge Agreement shall be deemed as having constituted the breach by such Shareholder of this Agreement;

any breach by HEZL of the Management Services Agreement or Call Option Agreement shall be deemed as having constituted the breach by HEZL of this Agreement.

8.3 The Parties agree and confirm, the Shareholder or HEZL shall not request the termination of this Agreement for whatsoever reason and under whatsoever circumstance, except otherwise stipulated by laws or this Agreement.

8.4 Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

ARTICLE 9 MISCELLANEOUS

9.1 This Agreement shall be prepared in English language.

9.2 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the China.

9.3 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties involved, and if the Parties involved fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to be China International Economic and Trade Arbitration Commission for arbitration in China accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all the Parties involved.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with be China International Economic and Trade Arbitration Commission and other provisions under this Agreement, and a Party's exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

9.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the "PARTY'S RIGHTS") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party's Rights.

9.6 The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions

9.7 Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8 Upon execution, this Agreement shall replace any other previous legal documents entered into by relevant Parties on the same subject matter.

9.9 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.10 In respect of the Shareholder and HEZL, they shall not assign any of their rights and/or transfer any of their obligations hereunder to any third parties without prior written consent from ZATL; ZATL shall have the right to assign any of its rights and/or transfer any of its obligations hereunder to any third parties designated by it after giving notice to the Shareholder.

9.11 This Agreement shall be binding on the legal successors of the Parties.

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IN WITNESS HEREOF, the Parties have caused this Shareholder' Voting Rights Proxy Agreement to be executed in China as of the date first herein above mentioned.

For and on behalf of

BEIJING EZAGOO SHOPPING HOLDING LIMITED (Company chop)

Signature by:	/s/Tan Xiaohao
Name:	Tan Xiaohao
Position:	Authorized Representative

For and on behalf of

RUIYIN (SHENZHEN) FINANCIAL LEASING LIMITED (Company chop)

Signature by:	/s/ Wan Weihong
Name:	Wan Weihong
Position:	Authorized Representative

For and on behalf of

CHANGSHA EZAGOO TECHNOLOGY LIMITED (Company chop)

Signature by:	/s/Tan Xiaohao
Name:	Tan Xiaohao
Position:	Authorized Representative

For and on behalf of

HUNAN EZAGOO ZHICHENG INTERNET TECHNOLOGY LIMITED (Company chop)

Signed by:	/s/ Zhang Qianwan
Name:	Zhang Qianwan
Position:	Authorized Representative